UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2008

Xenomics, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-103083	04-3721895
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation or organization)		Identification No.)

420 Lexington Avenue, Suite 1701 New York, New York	10170
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212) 297-0808

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2008, the Board of Directors of Xenomics, Inc. appointed Abba Poliakoff a director of Xenomics to serve until the next annual meeting of the stockholders of Xenomics and/or until his successor has been duly elected and qualified.  Mr. Poliakoff will serve on the Compensation Committee.

Mr. Poliakoff is a member of the law firm of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC and Chairman of the firm’s Business Law Department.  He practices in the areas of corporate and securities law, intellectual property, finance and general business law and is experienced in emerging business issues, venture capital, public and private offerings and mergers and acquisitions.  Mr. Poliakoff serves as a director or advisor to a variety of public and private entities and, among his activities and memberships, he is a member of the Board of Directors of the Greater Baltimore Technology Council and Chairman of its Legislative Committee, member and former Chairman of the Committee on Securities of the Maryland State Bar Association and member of the Steering Committee of the Baltimore Board of Corporate Governance.

Mr. Poliakoff received his J.D. degree in 1977 from the University of Baltimore School of Law.  Prior to joining Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC in 1983, he was on the staff of the U.S. Securities and Exchange Commission’s Division of Corporation Finance and, from 1980 to 1983, was associated with the law firm of Cahill, Gordon & Reindel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    January 8, 2008

XENOMICS, INC.

/s/ GIANLUIGI LONGINOTTI-BUITONI
Gianluigi Longinotti-Buitoni
Executive Chairman